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                                                                    Exhibit 21.1


                        Subsidiaries of BlackRock, Inc

The following table lists the direct and indirect subsidiaries of BlackRock, Inc. as of December 31, 2000.

Name                                                                Jurisdiction of Incorporation or Organization
----                                                                ---------------------------------------------
BlackRock Advisors, Inc.                                            Delaware
BlackRock Financial Management, Inc.                                New York
BlackRock Institutional Management Corporation                      Delaware
BlackRock Funding, Inc.                                             Delaware
BlackRock Investments, Inc. (formerly Provident Advisers, Inc.)     Delaware
Advanced Investment Management, Inc.                                West Virginia
BlackRock Overseas Investment Corp.                                 EDGE Act Corporation (U.S.)
Risk Monitors, Inc.                                                 Pennsylvania
Investment Technology, LLC                                          Delaware
BlackRock (Japan), Inc.                                             Delaware
BlackRock Capital Management, Inc.                                  Delaware
BlackRock Asia Limited                                              Hong Kong
BlackRock International, Ltd.                                       Scotland (U.K.)
BlackRock Japan Holdings, Inc.                                      Delaware
Anthracite Securitization Corp.                                     Delaware
Nomura BlackRock Asset Management Co., Ltd.                         Japan